                                                          EXHIBIT 23






                  CONSENT OF INDEPENDENT ACCOUNTANTS



  We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-26331, 333-74195 and 33-46916), in the Registration Statement on Form S-4 (No. 333-77991), and in the Registration Statements on Form S-8 (Nos. 333-21853, 333-18743, 333-21851, 33-57769, 33-45440, 33-11255, 33-26580, 33-26627, 33-28974,
33-51385, 33-58937, and 2-87322) of United Technologies Corporation of our report dated January 21, 1999, except for Note 16, as to which the date is May 20, 1999, relating to the restated consolidated financial statements of United Technologies Corporation for the three years in the period ended December 31, 1998 included in its Current Report on Form 8-K dated June 11, 1999 filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which is included as an exhibit to this Form 8-K.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
June 11, 1999